UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

INTERNATIONAL COAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32679	20-2641185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of principal executive offices)	(Zip Code)

(304) 760-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 22, 2010, International Coal Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report that it had entered into a Third Amended and Restated Credit Agreement, dated as of February 22, 2010 (the “Credit Agreement”) and an Amended and Restated Security Agreement, dated as of February 22, 2010 (the “Security Agreement”). This Amendment No. 1 to the Report amends Item 1.01 of the Report and adds Item 9.01 to the Report to include the Credit Agreement and the Security Agreement as exhibits.

Item 1.01	Entry into a Material Definitive Agreement.

Copies of the Credit Agreement and the Security Agreement are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated February 22, 2010, among ICG, LLC, as borrower, International Coal Group, Inc. and certain subsidiaries of International Coal Group, Inc. as credit parties, the lenders party thereto, General Electric Capital Corporation, as administrative agent and as a collateral agent, UBS AG, Stamford Branch, as a collateral agent and PNC Bank, National Association, as documentation agent

10.2	Amended and Restated Security Agreement, dated February 22, 2010, among ICG, LLC and the guarantors party thereto, as pledgors, and General Electric Capital Corporation and UBS AG, Stamford Branch, each in their capacity as a collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/s/ BRADLEY W. HARRIS
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 8, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amended and Restated Credit Agreement, dated February 22, 2010, among ICG, LLC, as borrower, International Coal Group, Inc. and certain subsidiaries of International Coal Group, Inc. as credit parties, the lenders party thereto, General Electric Capital Corporation, as administrative agent and as a collateral agent, UBS AG, Stamford Branch, as a collateral agent and PNC Bank, National Association, as documentation agent

10.2	Amended and Restated Security Agreement, dated February 22, 2010, among ICG, LLC and the guarantors party thereto, as pledgors, and General Electric Capital Corporation and UBS AG, Stamford Branch, each in their capacity as a collateral agent